Exhibit 23.6



                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement on Form S-3 of Newmont Mining Corporation (Newmont) of our audit report dated August 21, 2001, except for Notes 40 and 41 as to which the date is September 12, 2002, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the reconciliation to accounting principles generally accepted in the United States of America in Note 40, as discussed in Note 41), on the financial statements of Normandy Mining Limited as of June 30, 2001 and 2000 for the years then ended, appearing in Amendment No. 2 to the Current Report on Form 8-K filed by Newmont on April 15, 2003.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu



Adelaide, Australia

January 22, 2004



The liability of Deloitte Touche Tohmatsu, is limited by, and to the extent of,the Accountants' Scheme under the Professional Standards Act 1994 (NSW).